UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 13, 2006
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 13, 2006, Neurogen Corporation issued a press release announcing that it has commenced Phase I human testing of the Company’s leading drug candidate for treatment of obesity. The compound, NGD-4715, works as an antagonist at the melanin concentrating hormone receptor-1 (MCH1). NGD-4715 and other compounds in the Company’s obesity program are wholly-owned by Neurogen.

The ongoing Phase I clinical trial is a randomized, double-blind, placebo-controlled evaluation in healthy overweight and obese subjects of the safety, pharmacokinetics, and pharmacodynamics of single rising oral doses of NGD-4715. The study has a planned total enrollment of up to 84 male and female subjects. This single center study will be conducted in the U.S. and standard safety assessments will be made.

Neurogen’s obesity program is focused on blocking the melanin concentrating hormone receptor-1 (MCH1). When the neuropeptide MCH binds to the receptor it stimulates food intake. Reported studies in rodents support MCH being an important mediator of caloric intake. Deletion of MCH or the MCH1 receptor gene resulted in lean animals, while over-production of MCH caused increased weight gain. Neurogen scientists presented data at the North American Association for the Study of Obesity (NAASO) in November 2004, which the Company believes was the first reported finding of the utility of an MCH1 antagonist in a non-rodent species.

 SAFE HARBOR STATEMENT

Statements which are not historical facts, including statements about the Company's confidence and strategies, the status of various product development programs, the sufficiency of cash to fund planned operations and the Company's expectations concerning its development compounds, drug discovery technologies and opportunities in the pharmaceutical marketplace are "forward looking statements" within the meaning of the Private Securities Litigations Reform Act of 1995 that involve risks and uncertainties and are not guarantees of future performance. These risks include, but are not limited to, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, the failure to attract or retain scientific management personnel, any unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates which could slow or prevent product development efforts, competition within the Company's anticipated product markets, the Company's dependence on corporate partners with respect to research and development funding, regulatory filings and manufacturing and marketing expertise, the inherent uncertainty of product development in the pharmaceutical industry, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of the Company's business, risk that patents and confidentiality agreements will not adequately protect the Company's intellectual property or trade secrets, dependence upon third parties for the manufacture of potential products, inexperience in manufacturing and lack of internal manufacturing capabilities, dependence on third parties to market potential products, lack of sales and marketing capabilities, potential unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of the Company's products, and other risks detailed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2005, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provide no assurance that this will be true in future studies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: November 13, 2006	Title: Executive Vice President and Chief Operating Officer